UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 20, 2007

(Date of earliest event reported)

ALASKA AIRLINES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Alaska

(State or Other Jurisdiction of Incorporation)

0-19978	91-0009235
(Commission File Number)	(IRS Employer Identification No.)

19300 International Boulevard, Seattle, Washington	98188
(Address of Principal Executive Offices)	(Zip Code)

(206) 392-5040

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

References in this report on Form 8-K to “Alaska,” “Company,” “we,” “us,” and “our” refer to Alaska Airlines, Inc., unless otherwise specified.

FORWARD-LOOKING INFORMATION

This report contains forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. Some of the things that could cause our actual results to differ from our expectations are:

•	the competitive environment and other trends in our industry;

•	changes in our operating costs, including fuel, which can be volatile;

•	labor disputes and our ability to attract and retain qualified personnel;

•	the amounts of potential lease termination payments with lessors for our remaining MD-80 leased aircraft and related sublease payments from sublessees, if applicable;

•	our significant indebtedness;

•	compliance with our financial covenants;

•	potential downgrades of our credit ratings and the availability of financing;

•	the implementation of our growth strategy;

•	our ability to meet our cost reduction goals;

•	operational disruptions;

•	general economic conditions, as well as economic conditions in the geographic regions we serve;

•	the concentration of our revenue from a few key markets;

•	actual or threatened terrorist attacks; global instability and potential U.S. military actions or activities;

•	insurance costs;

•	changes in laws and regulations;

•	increases in government fees and taxes;

•	our inability to achieve or maintain profitability;

•	fluctuations in our quarterly results;

•	an aircraft accident or incident;

•	liability and other claims asserted against us;

•	our reliance on automated systems and the risks associated with changes made to those systems; and

•	our reliance on third-party vendors and partners.

For a discussion of these and other risk factors, see Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

ITEM 8.01.	Other Events

In December, we discovered an error in our calculation of deferred Mileage Plan revenue that existed as of September 30, 2007. The error resulted in a $6.3 million overstatement of passenger revenue in the third quarter ($4.0 million, net of tax). We have concluded that this item is not material, and in accordance with SEC Staff Accounting Bulletin No. 108, we will make appropriate adjustments to our previously filed financial statements when they are presented in future Exchange Act reports, including the unaudited Selected Quarterly Financial Information in our 2007 Annual Report on Form 10-K.

Because of the error in the timing of the recognition of this revenue, deferred revenue on our balance sheet at September 30, 2007 was understated by $6.3 million, or approximately 1% of the total Mileage Plan deferred revenue and related liabilities of $617 million, as corrected. There was no impact to cash flows.

To assist in understanding the effects of this item, we set forth below the following unaudited summary adjusted data for the three and nine months ended September 30, 2007.

Financial and Statistical Data

(in millions)	For the Three Months Ended September 30, 2007
Statement of Operations	As reported		As corrected
Mainline Passenger Revenues	$731.5		$725.2
Mainline Operating Revenues	792.8		786.5
Total Operating Revenues	874.0		867.7
Total Operating Income	132.1		125.8
Income Before Income Tax	133.7		127.4
Net Income	$81.6		$77.6
Passenger revenue per ASM (PRASM)*	11.51	¢	11.41	¢
Operating revenue per ASM (RASM)*	12.48	¢	12.38	¢
Yield per passenger mile*	14.44	¢	14.31	¢

(in millions)	For the Nine Months Ended September 30, 2007
Statement of Operations	As reported		As corrected
Mainline Passenger Revenues	$1,940.7		$1,934.4
Mainline Operating Revenues	2,119.4		2,113.1
Total Operating Revenues	2,328.9		2,322.6
Total Operating Income	203.6		197.3
Income Before Income Tax	207.1		200.8
Net Income	$128.0		$124.0
Passenger revenue per ASM (PRASM)*	10.67	¢	10.64	¢
Operating revenue per ASM (RASM)*	11.65	¢	11.62	¢
Yield per passenger mile*	13.91	¢	13.86	¢

*	Represents Mainline Operations

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIRLINES, INC.
Registrant

Date: December 20, 2007

/s/ Brandon S. Pedersen
Brandon S. Pedersen
Vice President/Finance and Controller

/s/ Bradley D. Tilden
Bradley D. Tilden
Executive Vice President/Finance and Planning and Chief Financial Officer

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